Exhibit 10(j)


                              VOLUNTARY RESIGNATION
                            AND EMPLOYMENT AGREEMENT


     This Voluntary Resignation and Employment Agreement (this "Agreement"), dated as of February 28, 2002 between Pak Mail Centers of America, Inc., a Colorado corporation ("Employer"), and John E. Kelly ("Employee");


                              W I T N E S S E T H:
                              --------------------

A. Employee is currently President and Chief Executive Officer and a member of the Board of Directors of Employer.

B. Employer and Employee desire that Employee resign as President, Chief Executive Officer and Director, that Employee be named as Chairman of the Board of Directors and that Employee continue to provide services to Employer as Chairman of the Board of Directors upon the terms and conditions set forth herein.

C. Pursuant to Employer's Amended and Restated Severance Pay Policy (the "Policy") of Employer, Employee would have been entitled to certain payments upon a "Change of Control" as defined in the Policy and pursuant to the other terms and conditions set forth in the Policy and the parties desire to acknowledge that Employee will not be entitled to such payments as Chairman of the Board of Directors.

D. Employee also desires to provide Employer a general release relating to Employee's prior employment, including with respect to the Policy.


                               A G R E E M E N T:
                               ------------------

     NOW, THEREFORE, for and in consideration of the foregoing premises and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, Employer and Employee hereby agree as follows:

1. EMPLOYMENT

     Employee hereby voluntarily resigns and terminates his employment with Employer effective at the close of business on February 28, 2002. Employer will employ Employee and Employee will accept employment by Employer as its Chairman of the Board effective March 1, 2002. Employee will have the authority, subject to Employer's Articles of Incorporation and Bylaws, as may be granted from time to time by the Board of Directors of Employer. Employee will perform the duties assigned in Employer's Bylaws and customarily performed by the Chairman of the Board of Directors of a corporation which is, in all respects, similar to Employer and such other duties as may be assigned from time to time by the Board of Directors of Employer, which relate to the business of Employer or any business ventures in which Employer may participate. Included in Employee's duties shall be the following: exploring new opportunities and strategic alternatives for potential repositioning of Employer.

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2. ATTENTION AND EFFORT

     Employee will devote all of his entire productive time, ability, attention and effort to Employer's business and will skillfully serve its interests during the term of this Agreement.

3. TERM

     Unless otherwise terminated pursuant to paragraph 6 of this Agreement, Employee's term of employment under this Agreement shall expire on February 28, 2004.

4. COMPENSATION

     During the term of this Agreement, Employer agrees to pay or cause to be paid to Employee, and Employee agrees to accept in exchange for the services rendered hereunder by him, the following compensation:

     4.1. Salary

          Employee's compensation shall consist of an annual salary of One Hundred Sixty-One Thousand Dollars ($161,000) before all customary payroll deductions. Such annual salary shall be paid in substantially equal installments and at the same intervals as other officers and/or management personnel of Employer are paid. Employee shall also be entitled to a bonus if one is earned and payable under Employer's current Management Incentive Plan, for fiscal year 2002 only.

5. BENEFITS

     During the term of this Agreement and except as set forth below, Employee will be entitled to participate, subject to and in accordance with applicable eligibility requirements, in fringe benefit programs if any such programs shall be provided from time to time by Employer's Board of Directors (or any person or committee appointed by the Board of Directors to determine fringe benefit programs and other emoluments), including, without limitation, the medical insurance benefits currently offered to employees of Employer. In consideration of the salary and other good and valuable consideration set forth in this Agreement, subject to the terms and conditions of the 401(k) plan of Employer, effective upon his rehire by Employer as Chairman of the Board of Directors, Employee voluntarily and knowingly waives his right to participate in the 401(k) plan of Employer. Employee agrees to execute such documents as are required by the Employer's 401(k) plan and applicable law to opt out of such plan. In addition, during the term of this Agreement, Employer shall pay the automobile monthly lease payments for Employee's current automobile through June 28, 2003, and pay the monthly dues for Employee for Employee's current country club membership through February 2003.

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6. TERMINATION

     Employment of Employee pursuant to this Agreement may be terminated as follows, but in any case, the provisions of paragraphs 8 and 9 hereof shall survive the termination of this Agreement and the termination of Employee's employment hereunder:

     6.1. By Employer

          With or without Cause (as defined below), Employer may terminate the employment of Employee at any time during the term of employment upon giving Notice of Termination (as defined below).

     6.2. By Employee

          Employee may terminate his employment at any time, for any reason, upon giving Notice of Termination.

     6.3. Automatic Termination

          This Agreement and Employee's employment hereunder shall terminate automatically upon the death or total disability of Employee. The term "total disability" as used herein shall mean Employee's inability to perform the duties set forth in paragraph 1 hereof for a period or periods aggregating 90 calendar days in any 12-month period as a result of physical or mental illness, loss of legal capacity or any other cause beyond Employee's control, unless Employee is granted a leave of absence by the Board of Directors of Employer. Employee and Employer hereby acknowledge that Employee's ability to perform the duties specified in paragraph 1 hereof is of the essence of this Agreement. Termination hereunder shall be deemed to be effective (a) at the end of the calendar month in which Employee's death occurs or (b) immediately upon a determination by the Board of Directors of Employer of Employee's total disability, as defined herein.

     6.4. Notice

          The term "Notice of Termination" shall mean 7 days' written notice of termination of Employee's employment, during which period Employee's employment and performance of services will continue; provided, however, that Employer may, upon notice to Employee and without reducing Employee's compensation during such period, excuse Employee from any or all of his duties during such period. The effective date of the termination of Employee's employment hereunder shall be the date on which such 7-day period expires.


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7. TERMINATION PAYMENTS

     In the event of termination of the employment of Employee, all compensation and benefits set forth in this Agreement shall terminate except as specifically provided in this paragraph 7:

     7.1. Termination by Employer

          If Employer terminates Employee's employment without Cause prior to the end of the term of this Agreement, Employee shall be entitled to receive (a) termination payments equal to the annual salary Employee would have received if his employment hereunder had continued until the end of the term of this Agreement and (b) any unpaid annual salary which has accrued for services already performed as of the date termination of Employee's employment becomes effective. If Employee is terminated by Employer for Cause, Employee shall not be entitled to receive any of the foregoing benefits, other than those set forth in clause (b) above.

     7.2. Termination by Employee

          In the case of the termination of Employee's employment by Employee, Employee shall not be entitled to any payments hereunder, other than those set forth in clause (b) of subparagraph 7.1 hereof.

     7.3. Expiration of Term

          In the case of a termination of Employee's employment as a result of the expiration of the term of this Agreement, Employee shall not be entitled to receive any payments hereunder, other than those set forth in clause (b) of subparagraph 7.1 hereof.

     7.4. Payment Schedule

          All payments under this paragraph 7 shall be made to Employee at the same interval as payments of salary were made to Employee immediately prior to termination.

     7.5. Cause

          Wherever reference is made in this Agreement to termination being with or without Cause, "Cause" shall include, without limitation, the occurrence of one or more of the following events:

               (a) Failure or refusal to carry out the lawful duties of Employee described in Section 1 hereof or any directions of the Board of Directors of Employer, which directions are reasonably consistent with the duties herein set forth to be performed by Employee;

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


               (b) Violation by Employee of a state or federal criminal law involving the commission of a crime against Employer or a felony;

               (c) Current use by Employee of illegal substances; deception, fraud, misrepresentation or dishonesty by Employee; any incident materially compromising Employee's reputation or ability to represent Employer with the public; any act or omission by Employee which substantially impairs Employer's business, good will or reputation; or any other misconduct; or

               (d) Any other material violation of any provision of this Agreement.

8. NONCOMPETITION AND NONSOLICITATION

     8.1. Applicability

          This paragraph 8 shall survive the termination of Employee's employment with Employer or the expiration of the term of this Agreement.

     8.2. Scope of Competition

          Employee agrees that he will not, directly or indirectly, during his employment and for a period of 2 years from the date on which his employment with Employer terminates for any reason, or this Agreement expires, be employed by, consult with or otherwise perform services for, own, manage, operate, join, control or participate in the ownership, management, operation or control of or be connected with, in any manner, any Competitor, without obtaining Employer's written consent. A "Competitor" shall include any entity which, directly or indirectly, competes with Employer or produces, markets, distributes or otherwise derives benefit from the production, marketing or distribution of products or services which compete with products then produced or services then offered, by Employer or the feasibility for production or offering of which Employer is then actually studying, or which is preparing to market or is developing products or services that will be in competition with the products or services then produced or being studied or developed by Employer, in each case within those geographical areas where Employer has established customer contacts and good will, unless released from such obligation in writing by Employer's Board of Directors. Employee shall be deemed to be related to or connected with a Competitor if such Competitor is (a) a partnership in which he is a general or limited partner or employee, (b) a corporation or association of which he is a shareholder, officer, employee or director, or (c) a partnership, corporation or association of which he is a member, consultant or agent; provided, however, that nothing herein shall prevent the purchase or ownership by Employee of shares which constitute less than five percent of the outstanding equity securities of a publicly or privately held corporation, if Employee had no other relationship with such corporation.

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     8.3. Scope of Nonsolicitation

          Employee shall not directly or indirectly solicit, influence or entice, or attempt to solicit, influence or entice, any employee or consultant of Employer to cease his relationship with Employer or solicit, influence, entice or in any way divert any customer, distributor, partner, joint venturer or supplier of Employer to do business or in any way become associated with any Competitor. This subparagraph 8.3 shall apply during the time period and in the geographical area described in subparagraph 8.2 hereof.

     8.4. Assignment of Intellectual Property

          All concepts, designs, machines, devices, uses, processes, technology, trade secrets, works of authorship, customer lists, plans, embodiments, inventions, improvements or related work product (collectively "Intellectual Property") which Employee develops, conceives or first reduces to practice during the term of his employment hereunder or within one year after the termination of his employment hereunder or the expiration of this Agreement, whether working alone or with others, shall be the sole and exclusive property of Employer, together with any and all Intellectual Property rights, including, without limitation, patent or copyright rights, related thereto, and Employee hereby assigns to Employer all of such Intellectual Property. "Intellectual Property" shall include only such concepts, designs, machines, devices, uses, processes, technology, trade secrets, customer lists, plans, embodiments, inventions, improvements and work product which (a) relate to Employee's performance of services under this Agreement, to Employer's field of business or to Employer's actual or demonstrably anticipated research or development, whether or not developed, conceived or first reduced to practice during normal business hours or with the use of any equipment, supplies, facilities or trade secret information or other resource of Employer or (b) are developed in whole or in part on Employer's time or developed using Employer's equipment, supplies, facilities or trade secret information, or other resources of Employer, whether or not the work product relates to Employer's field of business or Employer's actual or demonstrably anticipated research.

     8.5. Disclosure and Protection of Inventions

          Employee shall disclose in writing all concepts, designs, processes, technology, plans, embodiments, inventions or improvements constituting Intellectual Property to Employer promptly after the development thereof. At Employer's request and at Employer's expense, Employee will assist Employer or its designee in efforts to protect all rights relating to such Intellectual Property. Such assistance may include, without limitation, the following: (a) making application in the United States and in foreign countries for a patent or copyright on any work products specified by Employer; (b) executing documents of assignment to Employer or its designee of all of Employee's right, title and interest in and to any work product and related intellectual property rights; and (c) taking such additional action (including, without limitation, the execution and delivery of documents) to perfect, evidence or vest in Employer or its designee all right, title and interest in and to any Intellectual Property and any rights related thereto.

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


     8.6. Nondisclosure; Return of Materials

          During the term of his employment by Employer and following termination of such employment, he will not disclose (except as required by his duties to Employer), any concept, design, process, technology, trade secret, customer list, plan, embodiment, or invention, any other Intellectual Property or any other confidential information, whether patentable or not, of Employer of which Employee becomes informed or aware during his employment, whether or not developed by Employee. In the event of the termination of his employment with Employer or the expiration of this Agreement, Employee will return all documents, data and other materials of whatever nature, including, without limitation, drawings, specifications, research, reports, embodiments, software and manuals to Employer which pertain to his employment with Employer or to any Intellectual Property and shall not retain or cause or allow any third party to retain photocopies or other reproductions of the foregoing.

     8.7. Equitable Relief

          Employee acknowledges that the provisions of this paragraph 8 are essential to Employer, that Employer would not enter into this Agreement if it did not include this paragraph 8 and that damages sustained by Employer as a result of a breach of this paragraph 8 cannot be adequately remedied by damages, and Employee agrees that Employer, notwithstanding any other provision of this Agreement, and in addition to any other remedy it may have under this Agreement or at law, shall be entitled to injunctive and other equitable relief to prevent or curtail any breach of any provision of this Agreement, including, without limitation, this paragraph 8.

     8.8. Effect of Violation

          Employee and Employer acknowledge and agree that additional consideration has been given for Employee entering into this paragraph 8, such additional consideration including, without limitation, certain provisions for termination payments pursuant to paragraph 7 of this Agreement. Violation by Employee of this paragraph 8 shall relieve Employer of any obligation it may have to make such termination payments, but shall not relieve Employee of his obligations, as required hereunder, not to compete.

     8.9. Definition of Employer

          For purposes of subparagraph 8.2 and subparagraph 8.3 hereof, "Employer" shall include all subsidiaries of Employer, Employer's parent corporation and any business ventures in which Employer, its subsidiaries or its parent corporation may participate.

9. GENERAL RELEASE

     Employee expressly waives any claims against Employer and releases Employer (including its officers, directors, stockholders, employees, managers, agents and representatives) from any claims that he may have in any way connected with his employment and Employer and the termination thereof. It is understood that

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


this release includes, but is not limited to, any claims for wages, bonuses, employment benefits, or damages of any kind whatsoever, arising out of any contracts, express or implied, any covenant of good faith and fair dealing, express or implied, any theory of wrongful discharge, any legal restriction on Employer's right to terminate employees, any policies including, without limitation, the Policy, or any federal, state or other governmental statute or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964, the federal Age Discrimination in Employment Act, or any other legal limitation on the employment relationship. This waiver and release shall not waive or release claims where the events in dispute first arise after execution of this Agreement, nor shall it preclude Employee from filing a lawsuit for the exclusive purpose of enforcing his rights under this Agreement.

     Employee and Employer agree that he shall have 21 days to review this Agreement and consult legal counsel if he so chooses, during which time the proposed terms of this Agreement shall not be amended, modified or revoked by Employer. Employee may revoke this Agreement if he so chooses by providing notice of his decision to revoke the Agreement to Employer within seven or, if the 21 day review period has not commenced until execution of this Agreement, within 21 days, following the date he signs this Agreement. This Agreement shall become effective and enforceable upon expiration of the later of the 7 day revocation period or 21 day review period.

10. REPRESENTATIONS AND WARRANTIES

     In order to induce Employer to enter into this Agreement, Employee represents and warrants to Employer as follows:

     10.1. No Violation of Other Agreements

          Neither the execution nor the performance of this Agreement by Employee will violate or conflict in any way with any other agreement by which Employee may be bound, or with any other duties imposed upon Employee by corporate or other statutory or common law.

11. NOTICE AND CURE OF BREACH

     Whenever a breach of this Agreement by either party is relied upon as justification for any action taken by the other party pursuant to any provision of this Agreement, other than pursuant to the definition of "Cause" set forth in subparagraph 7.5 hereof, before such action is taken, the party asserting the breach of this Agreement shall give the other party at least 10 days' prior written notice of the existence and the nature of such breach before taking further action hereunder and shall give the party purportedly in breach of this Agreement the opportunity to correct such breach during the ten-day period.


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12. FORM OF NOTICE

     All notices given hereunder shall be given in writing, shall specifically refer to this Agreement and shall be personally delivered or sent by telecopy or other electronic facsimile transmission or by registered or certified mail, return receipt requested, at the address set forth below or at such other address as may hereafter be designated by notice given in compliance with the terms hereof:

         If to Employee:            John E. Kelly
                                    2910 Huntsford Circle
                                    Highlands Ranch, CO  80126

         If to Employer:            Pak Mail Centers of America, Inc.
                                    7173 South Havana Street, Suite 600
                                    Englewood, Colorado  80112
                                    Attn:  President

If notice is mailed, such notice shall be effective upon mailing, or if notice is personally delivered or sent by telecopy or other electronic facsimile transmission, it shall be effective upon receipt.

13. ASSIGNMENT

     This Agreement is personal to Employee and shall not be assignable by Employee. Employer may assign its rights hereunder to (a) any corporation resulting from any merger, consolidation or other reorganization to which Employer is a party or (b) any corporation, partnership, association or other person to which Employer may transfer all or substantially all of the assets and business of Employer existing at such time. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

14. WAIVERS

     No delay or failure by any party hereto in exercising, protecting or enforcing any of its rights, titles, interests or remedies hereunder, and no course of dealing or performance with respect thereto, shall constitute a waiver thereof. The express waiver by a party hereto of any right, title, interest or remedy in a particular instance or circumstance shall not constitute a waiver thereof in any other instance or circumstance. All rights and remedies shall be cumulative and not exclusive of any other rights or remedies.

15. AMENDMENTS IN WRITING

     No amendment, modification, waiver, termination or discharge of any provision of this Agreement, nor consent to any departure therefrom by either party hereto, shall in any event be effective unless the same shall be in writing, specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and signed by Employer

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and Employee, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by Employer and Employee.

16. APPLICABLE LAW

     This Agreement shall in all respects, including all matters of construction, validity and performance, be governed by, and construed and enforced in accordance with, the laws of the state of Colorado, without regard to any rules governing conflicts of laws.

17. SEVERABILITY

     If any provision of this Agreement shall be held invalid, illegal or unenforceable in any jurisdiction, for any reason, including, without limitation, the duration of such provision, its geographical scope or the extent of the activities prohibited or required by it, then, to the full extent permitted by law (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intent of the parties hereto as nearly as may be possible, (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision hereof, and (c) any court or arbitrator having jurisdiction thereover shall have the power to reform such provision to the extent necessary for such provision to be enforceable under applicable law.

18. HEADINGS

     All headings used herein are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, this Agreement.

19. COUNTERPARTS

     This Agreement, and any amendment or modification entered into pursuant to paragraph 14 hereof, may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same instrument.

20. ENTIRE AGREEMENT

     This Agreement on and as of the date hereof constitutes the entire agreement between Employer and Employee with respect to the subject matter hereof and all prior or contemporaneous oral or written communications, understandings or agreements between Employer and Employee with respect to such subject matter are hereby superseded and nullified in their entireties.

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     IN WITNESS WHEREOF, the parties have executed and entered into this
Agreement on the date set forth above.

                                               EMPLOYEE:

                                               ---------------------------------
                                               Print Name


                                               Signature


                                               EMPLOYER:
                                               Pak Mail Centers of America, Inc.


                                               By:
                                                    ----------------------------

                                               Its:
                                                    ----------------------------

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